EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 (Registration No. 333-44925) of our report dated March 16, 1998, on our audits of the financial statements of Pride International, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the references to our firm under the caption "Independent Public Accountants."


                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
March 20, 1998